UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 30, 2021
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FLEETCOR Technologies, Inc.
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(Exact name of registrant as specified in its charter)
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Delaware	001-35004	72-1074903
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3280 Peachtree Road, Suite 2400	Atlanta	30305
(Address of principal executive offices)	GA	(Zip Code)
Registrant’s telephone number, including area code: (770) 449-0479
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock	FLT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On September 30, 2021, the Compensation Committee of the Board of Directors (the “Board”) of FLEETCOR Technologies, Inc. (“FLEETCOR” or the “Company”) approved a performance-based stock option award (the “Award”) to Mr. Ronald F. Clarke, Chief Executive Officer of FLEETCOR. The Award will be earned based on FLEETCOR stock price appreciation performance and certain employment or service conditions. The Award is intended to further align Mr. Clarke’s compensation interests with the Company stock price performance interests of the Company’s shareholders, and to help retain Mr. Clarke’s service during the period of time covered by the Award. In addition to not receiving any long-term equity grant in 2020, Mr. Clarke has agreed not to receive any additional long-term equity grants in 2021, 2022 and 2023.

The Award covers 850,000 shares of the Company’s common stock at an exercise price of $261.27 per share. Tranches for 550,000 shares and 300,000 shares will vest based on achieving 10-consecutive-trading-day closing stock price hurdles of $350 and $400 per share, respectively, plus service-based ratable vesting by tranche in six-month increments for eighteen months after the date of grant. The Award will expire after December 31, 2024 (a 3.25-year term). As detailed in the final Award documentation, the Award is generally subject to accelerated vesting based on stock price hurdle achievement and/or shortened exercise periods in certain termination or change in control circumstances.

In considering and approving Mr. Clarke’s Award, with the assistance of its advisors, the Compensation Committee considered the best interests of FLEETCOR shareholders and a desire to retain Mr. Clarke due to, among other considerations, his history of operational excellence, development of a strong management team, and ability to lead the Company’s continued strategic development, transformation and expansion.

The foregoing description is qualified in its entirety by reference to the final Award documentation.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FleetCor Technologies, Inc.

October 5, 2021	By: /s/ Daniel S. Fishbein
Daniel S. Fishbein
General Counsel

Exhibit Index

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL).